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                                                                     EXHIBIT 4.2


                                TRUST AGREEMENT
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          TRUST AGREEMENT, dated as of December 1, 1999 (this "Trust
Agreement"), among Southern States Cooperative, Incorporated, an agricultural cooperative corporation organized under the laws of Virginia, as depositor (the "Depositor"), and First Union Trust Company, National Association, as trustee (the "Delaware Trustee").

          The Depositor and the Delaware Trustee hereby agree as follows:

          Section 1.  The Trust.  The trust created hereby shall be known as
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SOUTHERN STATES CAPITAL TRUST II (the "Trust"), in which name the Delaware
Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          Section 2.  The Trust Estate.  The Depositor hereby assigns,
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transfers, conveys and sets over to the Trust the sum of $10.  The Delaware
Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust Act") and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

          Section 3.  Amended and Restated Trust Agreement.  The Depositor, the
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Delaware Trustee and certain other parties will enter into an Amended and
Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities (as defined below) and the Common Securities (as defined below) of the Trust. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, licenses, consents or approvals required by applicable law or otherwise.

          Section 4.  Certain Authorizations. In connection with the issuance
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and sale of the Trust Securities (as defined below) and the purchase of the
Debentures (as
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defined below), the Depositor and the Delaware Trustee hereby authorize and direct the Depositor, acting on its own behalf and on behalf of the Trust, and the Depositor shall have the exclusive power and authority to cause the Trust to:

          (i) to enter into an Underwriting Agreement in such form as approved by the Depositor among the Depositor, each of the underwriters listed on Schedule A thereto (the "Underwriters") and certain other parties, pursuant to which the Trust will issue and sell to the Underwriters certain of its Capital Securities representing undivided beneficial interests in the assets of the Trust (the "Capital Securities") having certain preferences over the common securities (as defined below) as more particularly described in the Amended and Restated Trust Agreement and such Capital Securities,

          (ii) to sell to the Depositor certain of its Common Securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities)" being subordinate in certain respects to the Capital Securities as more particularly described in the Amended and Restated Trust Agreement and such Common Securities (the Common Securities and, together with the Capital Securities, being the "Trust Securities"),

          (iii) to purchase with the proceeds from the issuance and sale of the Trust Securities certain Junior Subordinated Deferrable Interest Debentures to be issued by the Depositor (the "Debentures"),

          (iv) to prepare and file with the Securities and Exchange Commission a registration statement, in preliminary and final form, with respect to the issuance and sale of the Capital Securities and such other filings in connection therewith as may be required by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, and

          (v) to execute and be bound by all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

          Section 5.  Trustees.  The number of trustees shall initially be one
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and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at

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any time. Any Trustee may resign upon 30 days prior notice to the Depositor;
provided, however, that such notice shall not be required if it is waived by the
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Depositor.

          Section 6.  Limitation Applicable to the Delaware Trust.  First Union
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Trust Company, National Association, in its capacity as Delaware Trustee, shall not have any of the powers or duties of the Depositor created hereby, except as expressly provided in Section 4 hereof or as required by the Business Trust Act and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

          Section 7.  Compensation; Expenses; Indemnity.  The Depositor agrees:
                      ---------------------------------

     (a) to pay to the Delaware Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Depositor and the Delaware Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Delaware Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or wilful misconduct; and

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Delaware Trustee (individually and as Delaware Trustee),
(ii) of any affiliate of the Delaware Trustee (individually and as Delaware Trustee) and (iii) any officer, director, shareholder, employee, representative or agent of the Delaware Trustee (individually and as Delaware Trustee) (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its own negligence, bad faith or wilful misconduct with respect to such acts or omissions.

          Section 8.  Governing Law.  This Trust Agreement shall be governed by,
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and construed in accordance with, the laws of the State of Delaware, without regard for

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the conflicts of laws provisions thereof; provided, however, that the provisions of 12 Del. C. (S) 3540 shall not apply to the Trust.

          Section 9.  Consent to Jurisdiction; Service of Process.  Each of the
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parties hereto hereby consents to (i) the non-exclusive jurisdiction of courts of the State of Delaware or any federal court sitting in Wilmington, Delaware for the purpose of any suit, action or proceeding relating to or arising out of this Trust Agreement and (ii) service of process in connection therewith by mail. The foregoing shall not be construed to prevent any party from bringing any suit, action or proceeding in any other jurisdiction or from serving process by any other means.

          Section 10.  Counterparts.  This Trust Agreement may be executed in
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one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first written above.

                         SOUTHERN STATES COOPERATIVE,
                         INCORPORATED, as Depositor


                         By:  /s/ Jonathan A. Hawkins
                             ------------------------
                         Name:  Jonathan A. Hawkins
                         Title: Senior Vice President &
                                 Chief Financial Officer


                         FIRST UNION TRUST COMPANY, NATIONAL
                         ASSOCIATION,
                          as Delaware Trustee


                         By:  /s/ Edward L. Truitt
                             -----------------------
                            Name:  Edward L. Truitt, Jr.
                            Title:  Vice President

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